QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.10

AMENDED AND RESTATED BYLAWS

OF

CASSCO ICE & COLD STORAGE, INC.

        Cassco Ice & Cold Storage, Inc. (the Corporation), a stock corporation duly formed under the provisions of the Virginia Stock Corporation Act, Chapter 9, Title 13.1 of the Code of Virginia, hereby adopts the following Bylaws of the Corporation which shall govern the management and operation of the Corporation's business and the regulation of its affairs, to the extent consistent with the Corporation's Articles of Incorporation and applicable law.

ARTICLE I—OFFICES

        Section 1. Registered Office. The registered office of the Corporation within the Commonwealth of Virginia shall be located at the principal place of business in said Commonwealth of such Corporation or of such individual acting as the Corporation's registered agent in Virginia.

        Section 2. Other Offices. The Corporation may also have offices and places of business at such other places within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II—SEAL

        The Corporation seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Virginia".

ARTICLE III—STOCKHOLDERS

        Section 1. Place of Meetings. Meetings of the shareholders shall be at the registered office of the Corporation or at such other place or places, either within or without the Commonwealth of Virginia, as may from time to time be selected.

        Section 2. Annual Meeting. The annual meeting of the shareholders shall be held at such hour on such day and at such place within or without the Commonwealth of Virginia as may be fixed by the Board of Directors for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

        Section 3. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 4. Adjournment of Meetings. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

        Section 5. Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. No authorization of an attorney-in-fact to execute a proxy shall be valid after 10 years from its date, but such proxies may be accepted as valid in the absence of notice to the contrary.

        Section 6. Notice of Annual Meetings. Written notice stating the place, day and hour of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten (10) days and no more than sixty (60) days prior to the meeting.

        Section 7. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or holders of not less than twenty percent (20%) of all the shares entitled to vote at the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

        Section 8. Notice of Special Meetings. Written notice of a special meeting of the shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

        Section 9. Voting List. The officer or agent having charge of the stock transfer books for shares of a Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting to shareholders.

        Section 10. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote thereon and shall be delivered to the Secretary of the Corporation for inclusion in the minutes or filing in the corporate records.

ARTICLE IV—DIRECTORS

        Section 1. Powers. The business of this Corporation shall be managed by its Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these Bylaws directed or required to be exercised or done by the shareholders.

        Section 2. Number and Qualification. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be fixed from time to time by the shareholders at the annual meeting at which the Board of Directors is elected. The directors need not be residents of this Commonwealth or shareholders in the Corporation.

        Section 3. Election. The directors shall be elected by the shareholders by plurality vote at the annual meeting of shareholders of the Corporation. Each director shall be elected for the term of one year, and shall hold office until his successor shall be duly elected and shall qualify or until such director's earlier resignation or removal.

        Section 4. Removal and Resignation of Directors. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the shareholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and in no time be specified, at the time of its receipt by the Board of Directors, the Chairman of the Board of Directors, the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

        Section 5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, or by the shareholders. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinabove provided, until the next annual election and until his successor is elected and qualifies.

        Section 6. Regular Meetings. The Board of Directors shall hold an annual meeting immediately after the annual meeting of the shareholders, provided a quorum is present. Other regular meetings may be held at such time as may be determined from time to time by resolution of the Board of Directors.

        Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President.

        Section 8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such place within or without the Commonwealth of Virginia as shall be determined by the Board of Directors. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the shareholders and if a quorum is present.

        Section 9. Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by applicable law.

        Section 10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Articles of Incorporation or these Bylaws.

        Section 11. Conduct of Meetings. The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors. If he is not present, the President shall preside. If none of such officers are present, a chairman shall be elected by the meeting. The Secretary of the Corporation shall act as secretary of all the meetings if he is present. If he is not present, the officer presiding over the meeting shall appoint a secretary of the meeting. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct a meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

        Section 12. Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A consent signed under this Section shall have the same effect of a meeting vote and may be described as such in any document.

        Section 13. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have two or more members, who shall serve at the pleasure of the Board of Directors. The provisions of this Article which govern meetings, action without meetings, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. Each committee may exercise the authority of the Board of Directors, subject to limitations, if any, of applicable law.

        Section 14. Compensation. The Board of Directors may fix the compensation of directors.

ARTICLE V—OFFICERS

        Section 1. General. The officers of the Corporation shall consist of a President and a Secretary and such other officers as appointed by the Board of Directors. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors. Any two or more offices may be held by the same person. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors for such compensation as may be fixed by the Board. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation, as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

        Section 2. Election and Term. The officers of the Corporation shall be elected annually by the Board of Directors and hold office until their successors are chosen and have qualified. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should he cease to be a director, he shall ipso facto cease to be such officer.

        Section 3. Resignation and Removal. An officer may resign at any time by delivering written notice to the Board of Directors. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, it may fill the pending vacancy before the effective date if his successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause.

        Section 4. Vacancies. Whenever any vacancies shall occur in any office, the vacancy shall be filled by the Board of Directors.

        Section 5. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

        Section 6. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

        Section 7. President. The President shall, when present, preside at all meetings of the shareholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. He shall have the power to call special meetings of the shareholders or of the Board of Directors at any time. He shall have and exercise all such powers as usually pertain to the office of President, except if the position of Chief Executive Officer is created by the Board of Directors and such position is filled, then the Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers.

        Section 8. Vice President. The Vice President, if any, shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercises the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

        Section 9. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

        Section 10. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

ARTICLE VI—SPECIAL CORPORATE ACTS

        All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignment or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation, shall be signed by such officers as the Board of Directors may from time to time direct. The Board of Directors may authorize any one of its officers to sign any of such instruments, for and on behalf of the Corporation, without the necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

ARTICLE VII—STOCK CERTIFICATES, DIVIDENDS, ETC.

        Section 1. Stock Certificates. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the Chairman of the Board of Directors or the President and by the Secretary or any Assistant Secretary.

        Section 2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

        Section 3. Lost, Destroyed and Mutilated Certificates. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        Section 4. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

        Section 5. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors think is conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII—MISCELLANEOUS PROVISIONS

        Section 1. Checks, Drafts, Etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January.

        Section 3. Notices. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

        Section 4. Waiver of Notice. Whenever any written notice is required by statute, or by the Articles or Bylaws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE IX—INDEMNIFICATION

        Section 1. Limitation or Elimination of Liability. To the full extent that the Virginia Stock Corporation Act, as amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or shareholders for any monetary damages.

        Section 2. Indemnification for Liability. The Corporation shall indemnify any director or officer, and may indemnify any agent or employee, whom it shall have the power to indemnify, to the fullest extent permitted by the Virginia Law, including, but not limited to sections 13.1-697 and 13.1-698 of the Virginia Stock Corporation Act as in effect on the date hereof, or as hereafter from time to time amended, and by any other applicable laws, from and against any and all of the expenses, liabilities or other losses of any nature, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors, and administrators.

        Section 3. Determination to Indemnify. Subject to any restrictions imposed by law and prior to authorization of any indemnification pursuant to Article IX, Section 2 hereof, a determination shall be made as to whether or not the person seeking indemnification met the applicable standard of conduct set forth in the Virginia Stock Corporation Act. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, at the time, parties to such action, suit or proceeding, or if such quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors not, at the time, parties to such action, suit or proceeding and who were duly designated to act in the matter by majority vote of the whole Board in which the designated directors who are parties may participate; (2) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Article IX, Section 3(1) hereof, or, if the requisite quorum of the whole Board cannot be obtained therefor and the committee cannot be established, by a majority vote of the whole Board in which directors who are parties may participate; or (3) by the shareholders. Special legal counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such special legal counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process providing such opinion. The fees and disbursements of special legal counsel engaged to render such opinion shall be paid by the Corporation whether or not such special legal counsel ultimately are able to render the opinion that is the subject of their engagement.

        Section 4. Applicability Following Merger, Consolidation or Other Business Combination. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article IX reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries, trustees or agents, so that any person who is or was a director, officer, employee, fiduciary, trustee or agent of such constituent corporation, or is or was serving at the written request of such constituent corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Section 5. Advances and Reimbursements of Expenses. Once a determination to indemnify has been made pursuant to the provisions of Section 3 of this Article, the Corporation shall make advances for expenses of, and reimbursements for expenses incurred by, any director or officer in any proceeding, upon receipt of an undertaking from the director or officer to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The director or officer all shall furnish the Corporation with a written statement of his good faith belief that he has met the standard of conduct described in Va. Code § 13.1-697, as amended.

        Section 6. Indemnification Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX, Section 6 of these Bylaws or the Virginia Stock Corporation Act or any other provision or law.

        Section 7. New Majority of the Board of Directors. If there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification, or advancement or reimbursement of expenses with respect to any claim for indemnification, made pursuant to Sections 2 or 5 of this Article shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee.

ARTICLE X—AMENDMENTS

        These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders, or by the Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

QuickLinks

  Exhibit 3.10
AMENDED AND RESTATED BYLAWS OF CASSCO ICE & COLD STORAGE, INC.
ARTICLE I—OFFICES
ARTICLE II—SEAL
ARTICLE III—STOCKHOLDERS
ARTICLE IV—DIRECTORS
ARTICLE V—OFFICERS
ARTICLE VI—SPECIAL CORPORATE ACTS
ARTICLE VII—STOCK CERTIFICATES, DIVIDENDS, ETC.
ARTICLE VIII—MISCELLANEOUS PROVISIONS
ARTICLE IX—INDEMNIFICATION
ARTICLE X—AMENDMENTS